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Exhibit 10.1

SECOND AMENDMENT AGREEMENT

        This SECOND AMENDMENT AGREEMENT (this "Amendment") is made as of the 4th day of May, 2012 among:

          (a)   KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (the "Borrower");

          (b)   the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

          (c)   KEYBANK NATIONAL ASSOCIATION, as the lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (the "Administrative Agent").

        WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of May 19, 2010, as amended and restated as of July 27, 2011, that provides, among other things, for loans and letters of credit aggregating Ninety Million Dollars ($90,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement");

        WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

        WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

        WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders agree as follows:

          1.    Amendment to Definitions in the Credit Agreement.    Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "Borrowing Base", "Commitment Period", "Consolidated EBITDA", "Downgraded Lender", "Eligible Unbilled Receivable", "Fixed Charge Coverage Ratio", "Letter of Credit Commitment", "Maximum Revolving Amount", "Non-Transfer Effective Date", "Revolving Amount", "Swing Line Commitment" and "Total Commitment Amount" therefrom and to insert in place thereof, respectively, the following:

            "Borrowing Base" means an amount equal to the total of the following:

              (a)   up to eighty-five percent (85%) of the aggregate amount due and owing on Eligible Accounts Receivable of the Borrowing Base Companies; plus

              (b)   the lesser of (i) up to twenty-five percent (25%) of the aggregate amount due and owing on Eligible Unbilled Receivables of the Borrowing Base Companies, or (ii) Twenty-Five Million Dollars ($25,000,000); plus

              (c)   the lesser of (i) up to eighty-five percent (85%) of the net orderly liquidation value of the Eligible Inventory of the Borrowing Base Companies, or (ii) Twenty-Five Million Dollars ($25,000,000); minus

              (d)   Reserves, if any;

    provided that, anything herein to the contrary notwithstanding, the Administrative Agent shall at all times have the right to modify or reduce such percentages or dollar amount caps from time to time, based upon appraisals, field examinations or other information, in its sole discretion.

            "Commitment Period" means the period from the Closing Date to December 1, 2016, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

            "Consolidated EBITDA" means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Income for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) non-cash losses or charges, (v) losses with respect to Kratos Southeast, Inc. (a discontinued operation sold during the 2010 fiscal year of the Borrower), in an aggregate amount not to exceed One Million Three Hundred Eighty-One Thousand Dollars ($1,381,000), (vi) losses with respect to other discontinued operations (as defined consistent with GAAP), in an aggregate amount not to exceed Four Million Dollars ($4,000,000), (vii) non-recurring transaction costs incurred in connection with the SCT Acquisition and the HBE Acquisition, in an aggregate amount, for both Acquisitions, not to exceed One Million Six Hundred Ninety-Eight Thousand Eight Hundred Ninety-Five Dollars ($1,698,895), (viii) non-recurring transaction costs incurred in connection with the Herley Acquisition, in an aggregate amount not to exceed Eleven Million Dollars ($11,000,000), (ix) non-recurring transaction costs incurred in connection with the Integral Acquisition, in an aggregate amount not to exceed Seven Million Dollars ($7,000,000), (x) other non-recurring cash costs or charges incurred in connection with the Integral Acquisition, including for severance payments, corporate overhead reduction, discontinued business operations of the Integral Systems Managed Services business, and the subleasing of the Columbia Property, in an aggregate amount not to exceed Thirteen Million Dollars ($13,000,000), (xi) non-recurring transaction costs incurred in connection with the Acquisitions of SecureInfo Corporation and Ingersoll Rand Security Technologies and any other Acquisition related transaction costs incurred during the 2012 fiscal year of the Borrower, in an aggregate amount, for all such Acquisitions, not to exceed Four Million Nine Hundred Thousand Dollars ($4,900,000), (xii) additional non-recurring transaction costs, reasonably acceptable to the Administrative Agent, incurred in connection with an Acquisition permitted pursuant to Section 5.13 hereof, and (xiii) costs and expenditures incurred in connection with the repurchase of capital stock of the Borrower made during December, 2011, in an aggregate amount not to exceed Eleven Million Dollars ($11,000,000); minus (b) to the extent included in Consolidated Net Income for such period, non-cash gains.

            "Downgraded Lender" means a Lender that has a non-credit enhanced senior unsecured debt rating below investment grade from either Moody's, Standard & Poor's or any other nationally recognized statistical rating organization recognized as such by the SEC that has been designated by the Administrative Agent, in its reasonable discretion, as a Downgraded Lender; provided that, if, on the Second Amendment Effective Date, a Lender has a non-credit enhanced senior unsecured debt rating below investment grade, such Lender shall not be considered a Downgraded Lender (at any time during the Commitment Period) unless such Lender's non-credit enhanced senior unsecured debt rating is lowered beyond such existing level. Any Downgraded Lender shall cease to be a Downgraded Lender when the Administrative Agent determines, in its reasonable discretion, that such Downgraded Lender is no longer a Downgraded Lender based upon the characteristics set forth in this definition.

            "Eligible Unbilled Receivable" means, for any date, an Account of a Borrowing Base Company that, if it had been billed prior to the end of the immediately preceding month, would have met all of the requirements for an Eligible Account Receivable.

            "Fixed Charge Coverage Ratio" means, as determined for the most recently completed four Quarterly Reporting Periods of the Borrower, the ratio of (a) (i) Consolidated EBITDA,

    minus (ii) Consolidated Unfunded Capital Expenditures, minus (iii) Consolidated Income Tax Expense paid in cash, minus (iv) Capital Distributions; to (b) Consolidated Fixed Charges; provided that, for the purposes of calculating the Fixed Charge Coverage Ratio, Capital Distributions shall exclude (A) cash contributions to a 401(k) plan or pursuant to an employee stock purchase plan, other employee benefit plan, or officer and director equity purchase plan that have been deducted in determining Consolidated Net Income for such period, and (B) the repurchase of capital stock of the Borrower made during December, 2011, in an aggregate amount not to exceed Eleven Million Dollars ($11,000,000).

            "Letter of Credit Commitment" means the commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to Fifty Million Dollars ($50,000,000).

            "Maximum Revolving Amount" means One Hundred Thirty-Five Million Dollars ($135,000,000), as such amount may be reduced pursuant to Section 2.9(a) hereof.

            "Non-Transfer Effective Date" means a date on which either (a) a Default or an Event of Default occurs, or (b) the Revolving Credit Availability is less than Twelve and One-Half Percent (12.5%) of the Revolving Amount; and each such subsequent date that occurs after a Transfer Effective Date.

            "Revolving Amount" means One Hundred Ten Million Dollars ($110,000,000), as such amount may be increased up to the Maximum Revolving Amount pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

            "Swing Line Commitment" means the commitment of the Swing Line Lender to make Swing Loans to the Borrower up to the aggregate amount at any time outstanding of Ten Million Dollars ($10,000,000).

            "Total Commitment Amount" means the principal amount of One Hundred Ten Million Dollars ($110,000,000), as such amount may be increased pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

          2.    Additions to Definitions in the Credit Agreement.    Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

            "Leverage Ratio" means, as determined on a Consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (for the most recently completed fiscal quarter of the Borrower); to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of the Borrower).

            "Second Amendment Effective Date" means May 4, 2012.

          3.    Addition to Borrowing Covenant Provisions.    Section 5.8 of the Credit Agreement is hereby amended to add the following new subsection (l) at the end thereof:

              (l)    Indebtedness incurred in connection with a financing arrangement of accounts receivable of a Foreign Subsidiary, secured solely by the applicable specific accounts receivable of such Foreign Subsidiary, in an aggregate amount not to exceed, for all Companies, Twenty-Five Million Dollars ($25,000,000), subject to such terms, conditions and documentation acceptable to the Administrative Agent in its reasonable credit judgment.

          4.    Addition to Liens Covenant Provisions.    Section 5.9 of the Credit Agreement is hereby amended to add the following new subsection (l) at the end thereof:

              (l)    Liens securing Indebtedness permitted under Section 5.8(l) hereof.

          5.    Amendment to Acquisitions Covenant Provisions.    Section 5.13 of the Credit Agreement is hereby amended to delete subpart (j) therefrom and to insert in place thereof the following:

              (j)    the aggregate amount of cash Consideration (exclusive of the issuance of equity) paid for all such Acquisitions (including Distressed Acquisitions) after the Second Amendment Effective Date would not exceed (i) Fifty Million Dollars ($50,000,000), if, after giving pro forma effect to such Acquisition, the Leverage Ratio is equal to or greater than 4.00 to 1.00, (ii) Seventy-Five Million Dollars ($75,000,000), if, after giving pro forma effect to such Acquisition, the Leverage Ratio is less than 4.00 to 1.00 but equal to or greater than 3.50 to 1.00, or (iii) One Hundred Million Dollars ($100,000,000), if, after giving pro forma effect to such Acquisition, the Leverage Ratio is less than 3.50 to 1.00; provided that, to the extent any cash Consideration for any such Acquisition is funded with the net cash proceeds of an equity offering by the Borrower, the aggregate amount of such net cash proceeds of an equity offering shall be excluded from the calculation of the maximum Dollar amounts set forth in this subsection (j); and

          6.    Amendment to Schedule 1.    The Credit Agreement is hereby amended to delete Schedule 1 (Commitments of Lenders) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 hereto.

          7.    Reallocation of Outstanding Amounts.    On the Second Amendment Effective Date, the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitments as set forth in the revised Schedule 1 hereto.

          8.    Closing Deliveries.    Concurrently with the execution of this Amendment, the Borrower shall:

              (a)   execute and deliver to the Administrative Agent, for delivery to PNC Bank, National Association and Cathay Bank, a new Revolving Credit Note in the appropriate amount for such Lender as specified in Schedule 1 to the Credit Agreement (after giving effect to this Amendment);

              (b)   deliver to the Administrative Agent certified copies of the resolutions of the board of directors of the Borrower evidencing approval of the execution and delivery of this Amendment and the execution of any other Loan Documents and Related Writings required in connection therewith;

              (c)   deliver to the Administrative Agent, for the benefit of the Lenders, an opinion of counsel, in form and substance satisfactory to the Administrative Agent, indicating that the Obligations incurred pursuant to the increase in Commitments as provided for in this Amendment are permitted to be incurred, and permitted to be secured, pursuant to the Senior Notes Documents;

              (d)   pay the fees stated in that certain Amendment Fee Letter, dated as of March 16, 2012, executed by the Borrower and delivered to the Administrative Agent;

              (e)   cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

              (f)    pay all legal fees and expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

          9.    Cathay Bank as a Lender.    By executing this Amendment, Cathay Bank represents and warrants to the Borrower, the Administrative Agent and the Lenders that (a) it is able to fund the

  Loans and the Letters of Credit as required by the Credit Agreement; (b) it will perform, in accordance with their terms, all of the obligations which by the terms of the Credit Agreement and the other Related Writings are required to be performed by it as a Lender thereunder; and (c) it has reviewed each of the Loan Documents. Cathay Bank appoints the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof. On the Second Amendment Effective Date, after execution of this Amendment, Cathay Bank shall become, and thereafter be deemed to be, a "Lender" for the purposes of the Credit Agreement and the other Loan Documents, and shall be bound thereby as if it were an original signatory thereto. All notices, requests, demands and other communications provided for under the Credit Agreement to Cathay Bank, mailed or delivered to it, shall be addressed to it at the address specified on the signature pages of this Amendment, or at such other address as shall be designated by Cathay Bank in a written notice to each of the other parties.

          10.    Representations and Warranties.    The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Second Amendment Effective Date as if made on the Second Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrower is not aware of any claim or offset against, or defense or counterclaim to, the Borrower's obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms.

          11.    Waiver and Release.    The Borrower, by signing below, hereby waives and releases the Administrative Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which the Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

          12.    References to Credit Agreement and Ratification.    Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

          13.    Counterparts.    This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          14.    Headings.    The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

          15.    Severability.    Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          16.    Governing Law.    The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

        JURY TRIAL WAIVER.    THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ Deanna H. Lund
Name:	Deanna H. Lund
Title:	Executive Vice President & Chief Financial Officer
KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender
By:	/s/ Richard H. Johanson
Name:	Richard H. Johanson
Title:	Senior Vice President

Signature Page 1 of 5 to
Second Amendment Agreement

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Emily Webster
Name:	Emily Webster
Title:	Vice President

Signature Page 2 of 5 to
Second Amendment Agreement

EAST WEST BANK
By:	/s/ Tom Chang
Name:	Tom Chang
Title:	SVP-Director of Pac.NW Region

Signature Page 3 of 5 to
Second Amendment Agreement

Address:	9650 Flair Drive		CATHAY BANK
El Monte, CA. 91731
	Attn:	Sandra Kenyon	By:	/s/ Sandra Kenyon
			Name:	Sandra Kenyon
			Title:	First Vice President

Signature Page 4 of 5 to
Second Amendment Agreement

BANK OF THE WEST
By:	/s/ Emily J. Kitchell
Name:	Emily J. Kitchell
Title:	Assistant Vice President

Signature Page 5 of 5 to
Second Amendment Agreement

 GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

        The undersigned consent and agree to and acknowledge the terms of the foregoing Second Amendment Agreement dated as of May 4, 2012. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

        The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        JURY TRIAL WAIVER.    THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

KRATOS PUBLIC SAFETY & SECURITY		DEFENSE SYSTEMS, INCORPORATED
SOLUTIONS, INC.		HAVERSTICK CONSULTING, INC.
KRATOS MID-ATLANTIC, INC.		HGS HOLDINGS, INC.
KRATOS SOUTHEAST, INC.		DTI ASSOCIATES, INC.
KRATOS TEXAS, INC.		HAVERSTICK GOVERNMENT SOLUTIONS, INC.
WFI NMC CORP.		ROCKET SUPPORT SERVICES, LLC
KRATOS TECHNOLOGY & TRAINING SOLUTIONS, INC.		JMA ASSOCIATES, INC. (D/B/A TLA ASSOCIATES)
AI METRIX, INC.		MADISON RESEARCH CORPORATION
POLEXIS, INC.		GICHNER SYSTEMS GROUP, INC.
REALITY BASED IT SERVICES, LTD.		GICHNER HOLDINGS, INC.
SHADOW I, INC.		GICHNER SYSTEMS INTERNATIONAL, INC.
SHADOW II, INC.		CHARLESTON MARINE CONTAINERS INC.
KRATOS INTEGRAL SYSTEMS INTERNATIONAL, INC.		DALLASTOWN REALTY I, LLC
(F/K/A SHADOW III, INC.)		DALLASTOWN REALTY II, LLC
DIGITAL FUSION, INC.		DEI SERVICES CORPORATION
DIGITAL FUSION SOLUTIONS, INC.		SCT ACQUISITION, LLC
SUMMIT RESEARCH CORPORATION		SCT REAL ESTATE, LLC
By:	/s/ Deanna H. Lund Deanna H. Lund Executive Vice President & Chief Financial Officer	By:	/s/ Deanna H. Lund Deanna H. Lund Executive Vice President & Chief Financial Officer

Signature Page 1 of 2 to
Guarantor Acknowledgment and Agreement

KRATOS DEFENSE ENGINEERING SOLUTIONS, INC.		HENRY BROS. ELECTRONICS, INC.,
KRATOS SOUTHWEST L.P.,		a Delaware corporation
by Kratos Texas, Inc., its general partner		HENRY BROS. ELECTRONICS, INC.,
GENERAL MICROWAVE CORPORATION		a Colorado corporation
(D/B/A HERLEY NEW YORK)		HENRY BROS. ELECTRONICS, INC.,
GENERAL MICROWAVE ISRAEL CORPORATION		a Virginia corporation
HERLEY INDUSTRIES, INC.		HENRY BROS. ELECTRONICS, INC.,
HERLEY-CTI, INC.		a New Jersey corporation
HERLEY-RSS, INC.		HENRY BROS. ELECTRONICS, INC.,
MICRO SYSTEMS, INC.		a California corporation
MSI ACQUISITION CORP.		DIVERSIFIED SECURITY SOLUTIONS, INC.
STAPOR RESEARCH, INC.		HENRY BROS. ELECTRONICS, LLC
KRATOS INTEGRAL HOLDINGS, LLC		NATIONAL SAFE OF CALIFORNIA, INC.
(F/K/A IRIS ACQUISITION SUB LLC)		AIRORLITE COMMUNICATIONS, INC.
AVTEC SYSTEMS, INC.
CVG, INCORPORATED
LVDM, INC.
LUMISTAR, INC.
NEWPOINT TECHNOLOGIES, INC.
REAL TIME LOGIC, INC.
SAT CORPORATION
SECUREINFO CORPORATION
By:	/s/ Deanna H. Lund Deanna H. Lund Executive Vice President & Chief Financial Officer	By:	/s/ Deanna H. Lund Deanna H. Lund Executive Vice President & Chief Financial Officer

Signature Page 2 of 2 to
Guarantor Acknowledgment and Agreement

 SCHEDULE 1

COMMITMENTS OF LENDERS

LENDERS	COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
KeyBank National Association	36.36%	$40,000,000	$40,000,000
PNC Bank, National Association	31.82%	$35,000,000	$35,000,000
East West Bank	18.18%	$20,000,000	$20,000,000
Cathay Bank	9.09%	$10,000,000	$10,000,000
Bank of the West	4.55%	$5,000,000	$5,000,000
Total Commitment Amount	100%		$110,000,000

S-1

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  Exhibit 10.1
SECOND AMENDMENT AGREEMENT
GUARANTOR ACKNOWLEDGMENT AND AGREEMENT
SCHEDULE 1 COMMITMENTS OF LENDERS